UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 20, 2015 (August 19, 2015)

TYCO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in its Charter)

Ireland	98-0390500
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-13836
(Commission File Number)

Unit 1202, Building 1000, City Gate
Mahon, Cork, Ireland
(Address of Principal Executive Offices, including Zip Code)
353-21-423-5000
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01     Other Events
Effectiveness of Yarway Reorganization
As previously disclosed, on April 22, 2013, Yarway Corporation, an indirect wholly-owned subsidiary of Tyco International plc (the “Company”), filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code (“Chapter 11”) in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”). On October 9, 2014, the Company reached an agreement with Yarway and various representatives of asbestos claimants that held or purported to hold asbestos-related claims against Yarway to fund a section 524(g) trust (the “Yarway Trust”) for the resolution and payment of current and future Yarway asbestos claims and to resolve the potential liability of the Company, each of its current and former affiliates and various other parties (the “Company Protected Parties”) for pending and future derivative personal injury claims related to exposure to asbestos-containing products that were allegedly manufactured, distributed, and/or sold by Yarway (“Yarway Asbestos Claims”). On April 8, 2015, the Bankruptcy Court issued an order confirming Yarway’s Chapter 11 plan, and on July 14, 2015, the United States District Court for the District of Delaware affirmed the Bankruptcy Court's confirmation order. On August 19, 2015, the Chapter 11 plan became effective, the Company contributed approximately $325 million in cash to the Yarway Trust and each of the Company Protected Parties received the benefit of a release from Yarway and an injunction under section 524(g) of the Bankruptcy Code permanently enjoining the assertion of Yarway Asbestos Claims against those Parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO INTERNATIONAL PLC
(Registrant)

	By:	/s/ JUDITH A. REINSDORF
Judith A. Reinsdorf
Executive Vice President and General Counsel

Date: August 20, 2015